UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023

Advanced Energy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1595 Wynkoop Street, Suite 800, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(970) 407-6626

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AEIS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of the Company’s 2023 Omnibus Incentive Plan

On November 2, 2023, the Board of Directors (the “Board”) of Advanced Energy Industries, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Committee”), approved the amendment and restatement (the “A&R Omnibus Plan”) of the Company’s 2023 Omnibus Incentive Plan (the “2023 Omnibus Plan”) to provide for partial acceleration of vesting in the event of a participant’s death. The material terms of the A&R Omnibus Plan are substantially the same as those in the 2023 Omnibus Incentive Plan, which was approved by stockholders at the Company’s 2023 annual meeting of stockholders on April 27, 2023. A summary of such terms can be found in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 13, 2023 (the “2023 Proxy Statement”), under the caption “Proposal No. 5 – Approval of Advanced Energy’s 2023 Omnibus Incentive Plan”, which is incorporated herein by reference.

Amendment of Executive Change in Control and General Severance Agreements

Additionally, on November 2, 2023, the Board, upon the recommendation of the Committee, approved amendments to the Company’s form of Executive Change in Control and General Severance Agreement (the “Amended Severance Agreement”) to add provisions for Singapore law to include in the agreement for the Company’s Chief Operations Officer and make other changes. The Company intends to enter into the Amended Severance Agreement with each of the Company’s named executive officers (Mr. Steve Kelley, President and Chief Executive Officer (the “CEO”), Mr. Paul Oldham, Executive Vice President and Chief Financial Officer, Mr. Eduardo Bernal Acevedo, Executive Vice President and Chief Operations Officer, Mr. John Donaghey, Executive Vice President and Global Head of Sales, and Ms. Elizabeth Vonne, Executive Vice President, General Counsel and Corporate Secretary).

Under the Amended Severance Agreement, if an individual’s employment is terminated without cause or for good reason within eighteen (18) months following or within the ninety (90) days preceding a change in control, the individual shall be entitled to receive:

a)	all then accrued compensation for the year in which the termination is effected;
b)	a lump sum payment in cash equal to (i) two times (2x) the sum of the individual’s then current annual base salary and target bonus for the year in which termination is effected, in the case of the CEO, or (ii) one and a half times (1.5x) the sum of the individual’s then current annual base salary and target bonus for the year in which the termination is effected, in the case of named executive officers, other than the CEO;
c)	the continuation of medical benefits for up to eighteen (18) months following the date of termination;
d)	a lump sum payment equal to the employer contributions that would have been made to the Company’s retirement plans on the individual’s behalf, if the individual had continued to be employed for eighteen (18) months following the date of termination;

e)	reimbursement for outplacement services, up to (i) $25,000 for the CEO or (ii) $15,000 for named executive officers, other than the CEO; and
f)	full vesting of all RSUs and performance stock units (“PSUs”) then held by the terminated individual (at an assumed maximum performance attainment) and full vesting and right to exercise all stock options then held by the terminated individual.

Under the Amended Severance Agreement, if an individual’s employment is terminated without cause or for good reason (and not in connection with a change in control), then the individual shall be entitled to:

a)	all then accrued compensation for the year in which the termination is effected;
b)	a lump sum payment in cash equal to (i) one and a half times (1.5x) the individual’s then current annual base salary plus a pro-rata portion of the individual’s target bonus for the year in which termination is effected, in the case of the CEO or (ii) the individual’s then current annual base salary plus a pro-rata portion of the individual’s target bonus for the year in which termination is effected, in the case of named executive officers, other than the CEO;
c)	continuation of medical benefits for up to twelve (12) months following the date of termination;
d)	a lump sum payment equal to the employer contributions that would have been made to the Company’s retirement plans on the individual’s behalf, if the individual had continued to be employed for twelve (12) months following the date of termination; and
e)	reimbursement for outplacement services, up to $15,000.

The payment of compensation, benefits, or other payments under the Amended Severance Agreement is conditioned upon the individual’s execution of a full release of claims against the Company.

The above descriptions of the A&R Omnibus Plan and Amended Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the complete texts of the A&R Omnibus Plan and Amended Severance Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Bernard Colpitts, Jr. as Chief Accounting Officer

On November 2, 2023, the Board appointed Mr. Bernard Colpitts, Jr. to the position of Senior Vice President, Chief Accounting Officer, effective as of Mr. Colpitts’ first day of employment with the Company on November 8, 2023 (the “Effective Date”). Mr. Colpitts will serve as the Company’s principal accounting officer.

Mr. Paul Oldham, the Company’s Executive Vice President and Chief Financial Officer, who has served as the Company’s principal financial officer and principal accounting officer since May 2018, notified the Board on November 2, 2023 of his intention to transfer his role as principal accounting officer to the Chief Accounting Officer as of the Effective Date. Mr. Oldham will continue to serve as principal financial officer.

Mr. Colpitts was previously Chief Accounting Officer of ON Semiconductor Corporation (“ON Semi”), a supplier of semiconductor-based solutions, from May 2020 to November 2023. He also served as Chief Accounting Officer and Vice President, Finance of Semiconductor Components Industries, LLC, ON Semi’s wholly-owned subsidiary (“SCI”). From October 2019 to May 2020, Mr. Colpitts served as Senior Vice President and Chief Accounting Officer at GameStop Corp., a video game retailer. Prior to Gamestop, Mr. Colpitts held various positions with ON Semi and SCI, including Vice President, Finance and Treasury of SCI and Chief Accounting Officer of ON Semi and SCI from 2017 to 2019 and Corporate Controller of SCI from 2013 to 2017. Mr. Colpitts is a certified public accountant.

Mr. Colpitts has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Colpitts is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Colpitts will receive a base salary and be eligible to participate in the Company’s short- and long-term incentive plans (which are described in the 2023 Proxy Statement), and other plans and agreements at levels commensurate with other similarly situated persons at the Company.  In addition, Mr. Colpitts will receive a $100,000 cash sign-on bonus and a new hire grant of RSUs under the A&R Omnibus Plan, with an initial equity value of $450,000. The RSUs will vest annually in three equal installments, beginning on the first anniversary of the grant date, subject to continued service through each vesting date.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
Exhibit Number	Description
10.1	Amended and Restated 2023 Omnibus Incentive Plan

10.2	Form of Executive Change in Control and General Severance Agreement

104	The cover page from Advanced Energy Industries, Inc. Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ENERGY INDUSTRIES, INC.

/s/ Elizabeth K. Vonne
Date: November 8, 2023	Elizabeth K. Vonne
Executive Vice President, General Counsel & Corporate Secretary